UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 30, 2020 (January 29, 2020)
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 2.02	Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of the press release of National Instruments Corporation ("NI"), dated January 30, 2020, regarding the unaudited financial results for NI’s fourth fiscal quarter and fiscal year ended December 31, 2019.

The information in the press release attached hereto as Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in the Board of Directors

On January 29, 2020, the Board of Directors of NI (the "Board") appointed Eric H. Starkloff to serve as a Class I director, effective February 1, 2020, with a term expiring at NI's 2022 annual meeting of stockholders pursuant to the terms of the Executive Employment Agreement between NI and Mr. Starkloff dated October 28, 2019.  The Board does not presently intend to appoint Mr. Starkloff to serve on any committees of the Board.  Mr. Starkloff has no family relationship with any of NI's directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  As an employee of NI, Mr. Starkloff will not receive any additional compensation or equity awards in connection with his service on the Board.

Mr. Starkloff, age 45, joined NI in July 1997 and, pursuant to his employment agreement referred to above, Mr. Starkloff will become President and Chief Executive Officer of NI effective February 1, 2020. Mr. Starkloff has served as President and Chief Operating Officer since October 2018. He also previously served as Executive Vice President, Global Sales and Marketing from February 2014 to October 2018; Senior Vice President of Marketing from April 2013 to January 2014; Vice President of Marketing from November 2010 to March 2013; and Vice President of Product Marketing from October 2008 to October 2010. During his tenure at NI, Mr. Starkloff has also held the positions of Director of Product Marketing; Product Marketing Manager; and Applications Engineer. Mr. Starkloff received his bachelor’s degree in Electrical Engineering from the University of Virginia.

On January 29, 2020, the Board approved an increase in the authorized number of members of the Board by one director, from nine to ten directors. Due to Mr. Starkloff’s appointment to the existing Class I vacancy, this resulted in a Class III vacancy on the Board.

On January 29, 2020 the Board appointed Gayla J. Delly as a director effective March 1, 2020.

Ms. Delly, age 60, served as Chief Executive Officer of Benchmark Electronics Inc. ("Benchmark"), a company that provides contract manufacturing, design, engineering, test and distribution services to manufacturers of computers, medical devices, telecommunications equipment and industrial control and test instruments from January 2012 to September 2016 and served on the board of directors of Benchmark from 2011 to September 2016. At Benchmark, she previously served as President from 2006 to December 2011, Executive Vice President and Chief Financial Officer from 2001 to 2006, and as Corporate Controller and Treasurer from 1995 to 2001. Ms. Delly is a certified public accountant and was a senior audit manager at KPMG before joining Benchmark. Ms. Delly serves as an independent director of Broadcom Inc., a public company listed on the NASDAQ Global Select Market and is a member of its Audit Committee and Nominating and Corporate Governance Committee. Ms. Delly also serves as an independent director of Flowserve Corporation, a public company listed on the New York Stock Exchange, and serves as a member of its Organization and Compensation Committee and the Corporate Governance & Nominating Committee. Ms. Delly served as chair of Flowserve’s audit committee from 2015 to 2019. Ms. Delly received her bachelor’s degree in Accounting from Samford University. Ms. Delly’s qualifications to serve on our Board include her leadership experience in senior executive and financial management positions, her international manufacturing experience, her education and experience as an accounting professional, as well as public company board and committee experience.

Ms. Delly will serve as a Class III director, with a term expiring at NI’s 2021 annual meeting of stockholders. The Board has not appointed Ms. Delly to serve on any committees of the Board at this time. There are no arrangements or understandings related to Ms. Delly pursuant to which she was selected as a director and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.   Ms. Delly will receive standard compensation and equity

awards available to non-employee directors of NI.

In addition, on January 29, 2020, Jeffrey L. Kodosky, who currently serves as a Class II director, informed the Board that he would not stand for re-election upon the expiration of his current term at NI's 2020 annual meeting of stockholders (the "Annual Meeting").  Mr. Kodosky's decision is not the result of any disagreement with the Company on any matter related to NI's operations, policies or practices. Mr. Kodosky will continue to hold the position within NI of Business and Technology Fellow and provide direction and development for LabVIEW and other software technologies. Also, on January 29, 2020, the Board nominated Michael E. McGrath and Alexander M. Davern for election at the Annual Meeting as Class II directors to serve for a term of three years.

Executive Incentive Program

On January 28, 2020, the Compensation Committee of the Board adopted and approved the Executive Incentive Program ("EIP") attached hereto as Exhibit 10.1. The EIP provides for the payment of cash bonuses to Company's executive officers as defined by Section 16 of the Securities Exchange Act of 1934, as amended ("Executive Officers"), based upon the attainment of certain performance criteria established by the Compensation Committee (or, with respect to the Chief Executive Officer, the independent members of the Board). The objectives of the EIP are to motivate and reward the Company’s Executive Officers to produce results that increase stockholder value. The incentive cash bonuses awarded under this program are calculated based upon the objectives set for each Executive Officer. At the end of the calendar year, the Compensation Committee in consultation with the Chief Executive Officer (or, with respect to the Chief Executive Officer, the independent members of the Board) will determine whether the objectives of each individual participant were met and thereafter will determine the amount of the payment (if any) to made to each participant under the plan.

Because the amount of a participant’s EIP cash bonus is dependent upon the satisfaction of the set objectives, the exact amount of the payout (if any) to an Executive Officer under the program cannot be determined at this time.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Incentive Program
99.1	Press Release, dated January 30, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Vice President, General Counsel and Secretary

Date: January 30, 2020